Exhibit 10.2

EXECUTION VERSION

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT, dated as of April 30, 2022 (this “Support Agreement”), is entered into by and among the stockholders listed on Exhibit A hereto (each, a “Stockholder”), CH AUTO Inc., a Cayman Islands exempted company (“Pubco”), CH-AUTO TECHNOLOGY CORPORATION LTD., a company organized under the laws of the People’s Republic of China (the “Company”), and Mountain Crest Acquisition Corp. IV, a Delaware corporation (“SPAC”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, SPAC, Ch-Auto Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Pubco (“Merger Sub”), Pubco and the Company are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into SPAC (the “Merger”), with SPAC surviving the Merger as a direct wholly-owned subsidiary of Pubco;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of the Company Common Stock, as set forth on Exhibit A (all such shares, or any additional shares of the Company Common Stock or any shares of Pubco common stock or any successor entity of which ownership of record or the power to vote, directly or indirectly, is hereafter acquired by the Stockholder prior to the termination of this Support Agreement being referred to herein as the “Stockholder Shares”); and

WHEREAS, in order to induce SPAC to enter into the Merger Agreement, each Stockholder is executing and delivering this Support Agreement to SPAC.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (i) the Effective Time, and (ii) such date and time as the Merger Agreement shall be terminated (whichever earlier, the “Expiration Time”), each Stockholder, in its capacity as a stockholder of the Company, agrees that, at any meeting of the Company’s stockholders related to the Reorganization and the Transactions contemplated by the Merger Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Company’s stockholders related to the Reorganization and the Transactions contemplated by the Merger Agreement (all meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Stockholder shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares in favor of the Merger Agreement, the Reorganization and the Transactions contemplated thereby;

c. authorize and approve any amendment to the Company’s Organizational Documents that is deemed necessary or advisable by the Company for purposes of effecting the Reorganization and the Transactions; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger, the Reorganization or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, each Stockholder agrees that, except for the transfer(s) to Ch-Auto HK for purposes of the Reorganization, it shall not sell, assign or otherwise transfer any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in substantially the form set forth on Exhibit B hereto. The Company shall not register any sale, assignment or transfer of the Stockholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any shares of Company Common Stock or other equity securities of Company are issued to any Stockholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or other securities of any other entity in exchange for Company securities owned by the Stockholder, (b) any Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other equity securities of Company or securities of any other entity in exchange for Company securities owned by the Stockholder, after the date of this Support Agreement, or (c) any Stockholder acquires the right to vote or share in the voting of any Company Common Stock or other equity securities of the Company after the date of this Support Agreement (such Company Common Stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Stockholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

4. No Challenge. Each Stockholder agrees, in its capacity as a stockholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Pubco, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

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5. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Form F-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, Pubco or the Company to any Governmental Authority or to securityholders of SPAC or Pubco) of such Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by SPAC, Pubco or the Company, a copy of this Support Agreement. Each Stockholder will promptly provide any information reasonably requested by SPAC, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Waiver. Each Stockholder irrevocably and unconditionally (i) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such stockholder may have under applicable law and (ii) waives its or its successor entity’s right to certain payments upon liquidation of the Company or other entity of which the Stockholder Shares represents ownership interests pursuant to the Company’s or such other entity’s organizational documents.

7. Stockholder Representations: Each Stockholder represents and warrants to SPAC, Pubco and the Company, as of the date hereof, that:

a. such Stockholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b. (i) if such Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder and (ii) if such Stockholder is an individual, the signature on this Support Agreement is genuine, and such Stockholder has legal competence and capacity to execute the same;

c. this Support Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

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d. the execution and delivery of this Support Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Support Agreement;

e. there are no Proceedings pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Stockholder or, to the knowledge of such Stockholder, by the Company;

g. such Stockholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Stockholder’s tax and legal advisors;

h. such Stockholder has not entered into, and shall not enter into, any agreement that would prevent such Stockholder from performing any of such Stockholder’s obligations hereunder;

i. such Stockholder has good title to the Stockholder Shares opposite such Stockholder’s name on Exhibit A, free and clear of any Liens other than Liens pursuant to this Agreement, the other Transaction Agreements, the Organizational Documents of the Company or such other entity of which the Stockholder Shares represents ownership interests and the Permitted Liens, and such Stockholder has the sole power to vote or cause to be voted such Stockholder Shares; and

j. the Stockholder Shares listed opposite such Stockholder’s name on Exhibit A are the only shares of the Company capital stock (or such other entity of which the Stockholder Shares represent ownership interests) owned of record or beneficially owned by the Stockholder as of the date hereof, and none of such Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder Shares that is inconsistent with such Stockholder’s obligations pursuant to this Support Agreement.

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8. Damages; Remedies. Each Stockholder hereby agrees and acknowledges that (a) SPAC, Pubco and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Stockholder, SPAC, Pubco and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 10.7 and Section 10.9 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.10 of the Merger Agreement to the applicable party, with respect to the Company, Pubco and SPAC, at the address set forth in Section 10.10 of the Merger Agreement, and, with respect to each Stockholder, at its address set forth on Exhibit A.

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15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve any Stockholder, SPAC, Pubco or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Stockholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Stockholder, SPAC, Pubco, the Company and the Stockholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

MOUNTAIN CREST ACQUISITION CORP. IV

By:	/s/Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

CH AUTO INC.

By:	/s/Qun Lu
Name:	Qun Lu
Title:	Sole Director

CH-AUTO TECHNOLOGY CORPORATION LTD.

By:	/s/Qun Lu
Name:	Qun Lu
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

CH AUTO, INC.

By:	/s/ Qun Lu
Name:	Qun Lu
Title:	Sole Director

CH AUTO TECHNOLOGY CORPORATION, LTD.

By:	/s/ Qun Lu
Name:	Qun Lu
Title:	Legal Representative

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING YU HUA TE INVESTMENT MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Qun Lu
Name:	Qun Lu
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

QUN LU

By:	/s/ Qun Lu

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

KEJIAN WANG

By:	/s/ Kejian Wang

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING YU HUA JIE INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Jingwei Song
Name:	Jingwei Song
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

YANMIN WU

By:	/s/ Yanmin Wu

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING YU HUA TONG INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Zhengtong Li
Name:	Zhengtong Li
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

XIANGCHAO SHEN

By:	/s/ Xiangchao Shen

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

HUA YAO

By:	/s/ Hua Yao

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING YU HUA SHENG MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Yanfei Xue
Name:	Yanfei Xue
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BAIHUI SUN

By:	/s/ Baihui Sun

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING YU HUA CHENG MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Feng Guo
Name:	Feng Guo
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING YU HUA RONG MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Qing Zhu
Name:	/s/ Qing Zhu
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING BO GUAN JIE MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Jun Fu
Name:	Jun Fu
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING BO GUAN XIN MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Xianxing Xu
Name:	Xianxing Xu
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING BO GUAN XIN MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Changxin Gao
Name:	Changxin Gao
Title:	Executive Partners

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING BO GUAN TE MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Chengyu Guan
Name:	Chengyu Guan
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING BO GUAN RONG MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Ming Dai
Name:	Ming Dai
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING BO GUAN SHENG MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Zheng Wu
Name:	Zheng Wu
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING BO GUAN CHENG MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Xilong Ou
Name:	Xilong Ou
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING BO GUAN TONG MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Haiyi Jiang
Name:	Haiyi Jiang
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BEIJING YU HUA XIN INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Chen Guo
Name:	Chen Guo
Title:	Executive Partner

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

CHENHUI FENG

By:	/s/ Chenjui Feng

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EXHIBIT A

LIST OF STOCKHOLDERS

[Intentionally Omitted]

A-1

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Company Stockholder Support Agreement dated as of April 29, 2022 (as the same may be amended from time to time, the “Support Agreement”), by and among CH AUTO Inc., a Cayman Islands exempted company (“Pubco”), CH-AUTO TECHNOLOGY CORPORATION LTD., a company organized under the laws of the People’s Republic of China (the “Company”), and Mountain Crest Acquisition Corp. IV, a Delaware corporation (“SPAC”), and the other parties thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Support Agreement.

By executing and delivering this Joinder Agreement to Pubco, the Company and SPAC, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Support Agreement as a Stockholder in the same manner as if the undersigned were an original signatory to the Support Agreement; provided, however, that (i) the expressions of “the date hereof” and “the date of this Support Agreement” or similar expressions in [Section 1, Section 3 and Section 7] of the Support Agreement shall be deemed to be the date of this Joinder Agreement, and (ii) for purposes of the Support Agreement and this Joinder Agreement, the Stockholder Shares owned by the Joining Party as of the date of this Joinder Agreement shall be [●].

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _____, 202[  ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Notices Information:
Address:
Email:
Attention:

B-1